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                                                                    EXHIBIT 21.1

                              NetIQ Subsidiaries

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                                                             Place ownership by
           NAME                Place of Incorporation                NetIQ
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       NetIQ Limited               United Kingdom                     100%

                                   January 23, 1998
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NetIQ Proprietary Limited     Commonwealth of Australia               100%

                                   February 15, 1999
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           NetIQ KK                     Japan                         100%

                                   March 26, 1998
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